Rule 424(b)(3)
                                             Registration No. 33-62777


PRICING SUPPLEMENT NO.   19   dated     April 3, 1998



                        THE WALT DISNEY COMPANY


                           Medium-Term Notes


This Pricing Supplement accompanies and supplements the Prospectus dated March 7, 1996, as supplemented by the Prospectus Supplement, dated March 7, 1996 (the "Prospectus Supplement").

The Notes have the following terms (as applicable):

Rate:    /X/ Fixed Rate   / / Floating Rate   / / Zero Coupon
         / / Discount

Form:    /X/ Book-Entry   / / Definitive

Principal Amount:        $150,000,000

Original Issue Price:    Varying prices related to prevailing market
                         prices

CUSIP No:   25468PAU0

Proceeds to the Company:            $149,850,000

Discount or Commission to Agents:   $150,000

Original Issue Discount:            N/A

Original Issue Date:                April 8, 1998

Stated Maturity:                    April 17, 2000

Yield to Maturity:                  N/A

Earliest Redemption Date:           N/A

Redemption Price:                   N/A

Interest Rate Per Annum (for Fixed Rate Notes):   5.60%

Interest Payment Dates:
     / /  Third Wednesday of each month
     / /  Third Wednesday of each March, June,
            September and December
     / /  Third Wednesday of each ________________
            and _________________
     / /  Third Wednesday of each ________________
     /X/  Other (specify)  The first Interest Payment Date shall be
                           October 15, 1998 and thereafter the
                           Interest Payment Dates shall be April 15th and October 15th of each year.

Regular Record Dates:
     /X/ Fifteenth day (whether or not a Business Day) immediately preceding the related Interest
            Payment Date
     / /  Other (specify)

Interest Payment Period:
     / /  Monthly
     / /  Quarterly
     /X/  Semiannually
     / /  Annually

Calculation Agent:     Citibank, N.A.

Plan of Distribution:  Merrill Lynch & Co. has acted as principal with respect to the purchase of the Notes.